Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Document Security Systems, Inc. (the "Company") on Form 10-QSB for the three months ending June 30, 004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick White, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 13, 2004

/s/ Patrick White

Patrick White Principal Executive Officer and Acting Chief Financial Officer/Principal Accounting Officer